Exhibit 10.6

Flowserve Corporation
Flowserve World Headquarters
5215 N. O’Connor Blvd.
Suite 2300
Irving, TX 75039
USA

TNT

For the attention of Dave Chavenson, Vice President and Treasurer

and

Flowserve B.V.
Parallelweg 6
4878 AH Etten-Leur
The Netherlands

Attention Company Secretary

Luxembourg, July 2, 2004	JU/SES/sm/2004

Subject:	Flowserve Product Development (GB)
 Finance Contract between European Investment Bank, Flowserve Corporation and Flowserve B.V. dated Irving 14th April 2004, Etten Leur 14tth April 2004 and Luxembourg 19th April 2004 (the “Finance Contract”)

Dear Sirs,

     We refer to our discussions concerning the provision of a letter or letters of credit as security under the Finance Contract in the same manner as guarantees. We are agreeable to such security provided that any such letter of credit is in a form acceptable to us and that the following amendments are made to the Finance Contract:

1.      Article 7.01 shall become Article 7.01A and a new Article 7.01B shall be inserted in the following form:

“7.01B	THE BORROWER may provide a letter of credit (“Letter of Credit”) rather than a guarantee provided such Letter of Credit is issued by a Qualifying Guarantor. Where a Letter of Credit is issued rather than a Guarantee;

(a)	such Letter of Credit may be for the period until the Tranche and all other amounts outstanding in respect of such Tranche under the Finance Contract are repaid in full or for such shorter period or periods as THE BANK may agree provided that the initial shorter period (the “Initial Period”) is for a minimum of twenty four months and shall be renewable on the basis set out in Article 7.01B(b) below:

(b)	if on or before a date falling three months prior to the date of expiry of the Initial Period or, as the case may be, the expiry of any extension period agreed under this Article 7.01B, THE BORROWER shall have by notice in writing (with prior written confirmation acceptable to THE BANK from the Qualifying Issuer) to THE BANK (the “Extension Notice”) offered to extend the duration of the obligations of Qualifying Guarantor under the Letter of

Credit for a minimum period of 360 days, THE BANK shall notify in writing its acceptance (the “Extension Acceptance”) of such extension to THE BORROWER and Qualifying Issuer on or before a date falling two months prior to the date of expiry of the Initial Period or, as the case may be, the expiry of any extension period agreed under this Article 7.01B. If THE BORROWER fails to provide THE BANK with an Extension Notice within the time limits set out above THE BORROWER shall, upon demand by THE BANK, immediately prepay to THE BANK the relevant Tranche as at that date, together with all unpaid interest accrued in respect of that Tranche to the date of prepayment on the amount prepaid and compensation calculated in accordance with Article 4.02.”

2.      References in the Finance Contract to the Guarantee shall be deemed to include references to any Letter of Credit and references to the Guarantor shall include an issuer of a Letter of Credit. For the avoidance of doubt Article 7.03 shall apply to each renewal of a Letter of Credit in the same manner as to renewals of any Guarantee.

     Would you kindly signify your acceptance of the foregoing by countersigning the enclosed copy of this letter at the point indicated below, and by returning the letter to the Bank by fax to H. Chamberlain/ S. Sturmer (Fax N° +352 4379 3697) and courier by 7th July 2004 at the latest.

Yours faithfully,
EUROPEAN INVESTMENT BANK

/s/ A. Querejeta
Director Legal Department—Operations

/s/ P. Jedefors
Director—Credit Risk Department

Agreed and Accepted

/s/ David F. Chavenson

for and on behalf of
FLOWSERVE CORPORATION
 by: David F. Chavenson, Vice President
date:

/s/ John M. Nanos

for and on behalf of
FLOWSERVE B.V.
 by: John M. Nanos, Director
date: